Exhibit 10.1

AVAX TECHNOLOGIES, INC.

2000 Hamilton Street, Suite 204

Philadelphia, Pennsylvania 19130

October 2, 2007

Mr. Richard P. Rainey

203 North Blakely Street

Dunmore, Pennsylvania 18512

Re:	Employment Agreement dated as of April 1, 2004, between AVAX Technologies, Inc. and Richard P. Rainey.

Dear Mr. Rainey:

This letter is to confirm the extension of and certain amendments to the above referenced Employment Agreement. Capitalized terms used herein and not otherwise defined have the meanings given them in the Employment Agreement. We have agreed as follows:

1.         The Corporation engages and employs the Executive, and the Executive hereby accepts engagement and employment as the Chief Executive Officer and President of the Corporation. While the Executive has been elected to the Board of Directors of the Corporation, there is no agreement that the Corporation will continue to elect or nominate the Executive to the Board of Directors.

2.          The term of the Agreement is extended from April 1, 2007 through March 31, 2010.

3.          The Base Salary is $350,000 effective April 1, 2007, and will not be less than that amount during the extended term of the Agreement. The Base Salary will be reviewed annually, commencing April 1, 2008.

4.          For purposes of any notice given pursuant to Section 13 of the Agreement, any notice to the Corporation shall be addressed as follows:

If to Corporation:

AVAX Technologies, Inc.

Attention: John Prendergast

2000 Hamilton Street

Suite 204

Philadelphia, Pennsylvania 19130

With a copy to:

Gilmore & Bell, P.C.

Attention: Richard M. Wright, Jr..

2405 Grand Boulevard, Suite 1100

Kansas City, MO 64111

5.          Except as expressly set forth above, the Agreement remains in full force and effect, without further amendment.

Please acknowledge that the foregoing fairly sets forth our understanding with respect to the amendments to your Employment Agreement, by signing the enclosed copy of this letter and returning it to the undersigned. We appreciate your service the past three years and look forward to the next three years of successful development of the AVAX products and technologies.

Sincerely,

/s/ Andrew W. Dahl
Andrew W. Dahl, Sc.D., Chairman, Compensation Committee Board of Directors AVAX Technologies, Inc.

AGREED AND ACCEPTED:
/s/ Richard P. Rainey
Richard P. Rainey Dated: October 2, 2007